Exhibit 1.1

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services — Ministère des Services gouvernementaux
Ontario

Ontario Corporation Number
Numéro de la société en Ontario

1123033

CERTIFICATE — **CERTIFICAT**
This is to certify that these articles are effective on — Ceci certifie que les présents statuts entrent en vigueur le

JUNE 05 JUIN, 2012

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN

Form 6
Business Corporations Act

Formule 6
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

EXCELLON RESOURCES INC.

2. The corporation is to be continued under the name (if different from 1):
Nouvelle dénomination sociale de la société (si elle différente de celle inscrite ci-dessus) :

3. Name of jurisdiction the corporation is leaving: / *Nom du territoire (province ou territoire, État ou pays) que quitte la société :*

British Columbia

Name of jurisdiction / *Nom du territoire*

4. Date of incorporation/amalgamation: / *Date de la constitution ou de la fusion :*

1987-03-04

Year, Month, Année / *année, mois, jour*

5. The address of the registered office is: / *Adresse du siège social en :*

20 Victoria Street, Suite 900

Street & Number or R.R. Number & if Multi-Office Building give Room No.
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

Toronto — ONTARIO — M5C 2N8

Name of Municipality or Post Office / Nom de la municipalité ou du bureau de poste — Postal Code/*Code postal*

6. Number of directors is/are: *Nombre d'administrateurs* :

Fixed number *Nombre fixe*		**OR** minimum and maximum ***OU*** *minimum et maximum*		
			3	11

7. The director(s) is/are: / Administrateur(s) First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
Peter A. Crossgrove	30 Adelaide Street East, Suite 1600, Toronto, ON M5C 3H1	Yes
Timothy J. Ryan	4695 Willow Creek Road, West Vancouver, BC V7W 1C3	Yes
Alan R. McFarland	420 Lexington Avenue, New York, New York, USA 10170	No
Andre Fortier	80 Berlioz, Suite 1101, Montreal, Quebec H3E 1N9	Yes
Thor Eaton	1880 The Grange Side Road, Caledon, ON L7K 1G7	Yes

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pourvoirs de la société.

None

9. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

The Corporation is authorized to issue an unlimited number of shares designated as common shares.

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

N/A

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None

12. Other provisions, (if any):
Autres dispositions s'il y a lieu :

None

13. The corporation has complied with subsection 180(3) of the *Business Corporations Act.*
La société s'est conformée au paragraphe 180(3) de la Loi sur les sociétés par actions.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on
Le maintien de la société en vertu des lois de la province de l'Ontario a été dûment autorisé en vertu des lois de l'autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou antérieurement maintenue le

2012, May, 31

Year, Month, Day
année, mois, jour

15. The corporation is to be continued under the *Business Corporations Act* to the same extent as if it had been incorporated thereunder.
Le maintien de la société en vertu de la Loi sur les sociétés par actions a le même effet que si la société avait été constituée en vertu de cette loi.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

EXCELLON RESOURCES INC.

Name of Corporation / *Dénomination sociale de la société*

By/*Par*

Signature / *Signature*

STEVE POAD

Print name of signatory / *Nom du signataire en lettres moulées*

CHIEF FINANCIAL OFFICER

Description of Office / *Fonction*

These articles **must** be signed by a director or officer of the corporation (e.g. president, secretary)
Ces statuts doivent être signés par un administrateur ou un dirigeant de la société (p. ex. : président, secrétaire).